UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 3, 2002

MTS, INCORPORATED
(Exact name of registrant as specified in its charter)

CALIFORNIA	333-54035	94-1500342
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 DEL MONTE STREET WEST SACRAMENTO, CALIFORNIA (Address of principal executive offices)	95691 (Zip Code)

Registrant’s telephone number, including area code: (916) 373-2502

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.16
EXHIBIT 10.17

ITEM 5. OTHER EVENTS

On October 1, 2002, MTS, Incorporated (the “Company”) completed the Sixth Amendment dated as of September 30, 2002, to the Amended and Restated Credit Agreement dated as of April 27, 2001, as amended, among the Company, Tower Records Kabushiki Kaisha (“TRKK”), the lenders party thereto and JPMorgan Chase Bank as administrative agent (the “Sixth Amendment”). Pursuant to the Sixth Amendment, the maturity of the Company’s credit facility is extended to October 4, 2002.

On October 1, 2002, the Company completed an agreement, dated as of September 27, 2002, to extend the closing date of the sale of its Japanese operations. This letter agreement (the “TRKK Amendment”) amends the stock purchase agreement concerning the sale of the Company’s Japanese operations, providing an extension of the closing deadline from September 27, 2002 to October 11, 2002 in order to complete all documentation related to the sale of the Company’s Japanese operations and the refinancing of the Company’s senior credit facility.

The Sixth Amendment and the TRKK Amendment are attached hereto as EXHIBIT 10.16 and EXHIBIT 10.17, respectively, and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS

Exhibit No.	Description

10.16	Sixth Amendment, dated as of September 30, 2002, to the Amended and Restated Credit Agreement, dated as of April 27, 2001, as amended, among the registrant, TRKK, the Lenders party thereto and JPMorgan Chase Bank as Administrative Agent

10.17	Letter Agreement dated as of September 27, 2002 between the registrant and Vespasianus Co., Ltd. (“Vespasianus”) amending that certain Stock Purchase Agreement dated as of April 11, 2002 between the registrant and Valtona Holding B.V. (“Valtona”), as assigned to Vespasianus by Valtona

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS, Incorporated

October 2, 2002	By:	/s/ DeVaughn D. Searson

DeVaughn D. Searson Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.16	Sixth Amendment, dated as of September 30, 2002, to the Amended and Restated Credit Agreement, dated as of April 27, 2001, as amended, among the registrant, TRKK, the Lenders party thereto and JPMorgan Chase Bank as Administrative Agent

10.17	Letter Agreement dated as of September 27, 2002 between the registrant and Vespasianus Co., Ltd. (“Vespasianus”) amending that certain Stock Purchase Agreement dated as of April 11, 2002 between the registrant and Valtona Holding B.V. (“Valtona”), as assigned to Vespasianus by Valtona